TIME IS OF THE ESSENCE


Action items to be completed by April 12th, 2006 at 5:00 PM or the deal is off.

Action items required: Board approval with notice from President of KTG that the following has occurred:

Approval of acquisitions
Approval of target amount of funds to be raised
Approval of existing and new officers
Approval of salaries and long term employment contracts
Approval of new board members
Approval for two check signatures on all checks
Approval for new stock to officers and investors
Directive to move forward with funding
Signed transfer of ISI contract

Should the above not occur on time the following actions will follow:

Tom Thomason will resign as a director of KTG and as President of KTI ISI will send notice of cancellation of marketing contract The offer to contribute to KTG the stock and assets of Window Guard, XPS and American Health will be withdrawn












                                                                      Exhibit 99
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